EXHIBIT 21

SUBSIDIARIES OF UGI CORPORATION

SUBSIDIARY	OWNERSHIP	STATE OF INCORPORATION
AMERIGAS, INC.	100%	PA
AMERIGAS PROPANE, INC.	100%	PA
AmeriGas Partners, L.P.	(1)	DE
AmeriGas Finance Corp.		DE
AmeriGas Eagle Finance Corp.		DE
AP Eagle Finance Corp.		DE
AmeriGas Finance LLC		DE
AmeriGas Propane, L.P.	(2)	DE
AmeriGas Propane Parts & Service, Inc.	100%	PA
AmeriGas Eagle Holdings, Inc. (CP Holdings, Inc.)	100%	DE
AmerE Holdings, Inc.	100%	DE
Active Propane of Wisconsin, LLC	100%	DE
Heritage Operating GP, LLC	100%	DE
Heritage Operating, L.P.	(3)	DE
Heritage Service Corporation	100%	DE
Heritage Energy Resources, LLC	100%	OK
M-P Oils, Ltd.	100%	CANADA
902 Gilbert Street, LLC	100%	NC
Metro Lawn, LLC	100%	DE
AmeriGas Technology Group, Inc.	100%	PA
Petrolane Incorporated	100%	PA
FOUR FLAGS DRILLING COMPANY, INC.	100%	PA
ASHTOLA PRODUCTION COMPANY	100%	PA
UGI ETHANOL DEVELOPMENT CORPORATION	100%	PA
NEWBURY HOLDING COMPANY	100%	DE
UGI ENTERPRISES, INC.	100%	PA
EASTFIELD INTERNATIONAL HOLDINGS, INC.	100%	DE
EUROGAS HOLDINGS, INC.	100%	DE
UGI BLACK SEA ENTERPRISES, INC.	100%	PA
UGI CHINA, INC.	100%	DE
UGI ENERGY SERVICES, INC. (d/b/a GASMARK® and d/b/a POWERMARK)	100%	PA
Energy Services Funding Corporation	100%	DE
Hellertown Pipeline Company	100%	PA
Homestead Holding Company	100%	DE
UGI Asset Management, Inc.	100%	DE
UGI Development Company	100%	PA
UGID Holding Company	100%	DE
UGI Hunlock Development Company	100%	PA
UGI LNG, Inc.	100%	DE

SUBSIDIARY	OWNERSHIP	STATE OF INCORPORATION
UGI Storage Company	100%	PA
UGI HVAC ENTERPRISES, INC.	100%	DE
UGI INTERNATIONAL (CHINA), INC.	100%	DE
UGI INTERNATIONAL (ROMANIA), INC.	100%	PA
UGI INTERNATIONAL ENTERPRISES, INC.	100%	PA
UGI Europe, Inc.	100%	DE
UGI International Holdings BV	100%	NETHERLANDS
Flaga GmbH (4)	100%	AUSTRIA
ECO Energietechnik GmbH	100%	AUSTRIA
Kosan Gas A/S	100%	DENMARK
Kosan Gas Sverige AB	100%	SWEDEN
Kosan Gas Norge A/S	100%	NORWAY
Kosan Gas Finland Oy	100%	FINLAND
Kosan Gas Denmark A/S	100%	DENMARK
Flaga Suisse GmbH	100%	SWITZERLAND
Zentraleuropa LPG Holding GmbH	100%	AUSTRIA
AmeriGas Polska Sp. z.o.o.	100%	POLAND
Gaz Centrum Sp. z.o.o.	100%	POLAND
Flaga GPL Romania S.r.l.	100%	ROMANIA
Flaga LPG SA	77.99%	ROMANIA
Flaga s.r.o.	100%	CZECH REPUBLIC
LPG Technik spol s.r.o.	100%	CZECH REPUBLIC
Propantrans s.r.o.	50%	CZECH REPUBLIC
Flaga spol s.r.o.	100%	SLOVAKIA
ECO Energy Service spol s.r.o.	100%	SLOVAKIA
Flaga Gaz Magyarorszag Kft.	100%	HUNGARY
AmeriGas Polska Sp. z.o.o.	100%	POLAND
Gaz Centrum Sp. z.o.o.	100%	POLAND
UGI Bordeaux Holding	100%	FRANCE
Antargaz Belgium N.V.	(5)	BELGIUM
Antargaz Nederland B.V.	100%	NETHERLANDS
Antargaz Luxembourg S.A.	100%	LUXEMBOURG
Gasbottling N.V.	(6)	BELGIUM
Energy Sud S.A.	(7)	BELGIUM
AGZ Holding	100%	FRANCE
Antargaz (8)	100%	FRANCE
Aquitaine Rhone Gaz	100%	FRANCE
Gaz Energie Distribution	100%	FRANCE
Norgal Gie	52.66%	FRANCE
Rhone Gaz	50.62%	FRANCE
Sigap Ouest	66%	FRANCE
Sobegal	72%	FRANCE
United Gas Belgium (9)	99%	BELGIUM
UGI Midlands Limited	100%	UNITED KINGDOM

SUBSIDIARY	OWNERSHIP	STATE OF INCORPORATION
AvantiGas Limited	100%	UNITED KINGDOM
Amazon Gas Limited	100%	UNITED KINGDOM
UGI ROMANIA, INC.	100%	PA
UGI PROPERTIES, INC.	100%	PA
UGI UTILITIES, INC.	100%	PA
UGI ENERGY VENTURES, INC.	100%	DE
UGI PENN NATURAL GAS, INC.	100%	PA
UGI Penn HVAC Services, Inc.	100%	PA
UGI CENTRAL PENN GAS, INC.	100%	PA
UGI Central Penn Propane, LLC	100%	PA
UGI Petroleum Products of Delaware, Inc.	100%	DE
UGI STONERIDGE I, LLC	100%	DE
UGI Stoneridge II, LLC	100%	DE
UNITED VALLEY INSURANCE COMPANY	100%	VT

(1)	AmeriGas Propane, Inc. and its subsidiary, Petrolane Incorporated, hold a combined 26% (approx.) interest in AmeriGas Partners, L.P.

(2)	1.0101% owned by AmeriGas Propane, Inc. the General Partner; and 98.9899% owned by AmeriGas Partners, L.P., the Limited Partner.

(3) 99.999% owned by AmeriGas Propane, L.P. and .001% owned by Heritage Operating GP, LLC.

(4) A nominal share is held by Reinhard Schoëdlbauer.

(5) .01% owned by UGI Bordeaux Holding and 99.99% owned by AGZ Holding.

(6) 99.5% owned by Antargaz Belgium N.V. and .5% owned by Antargaz Luxembourg S.A.

(7) 90% owned by Antargaz Belgium N.V. and 10% owned by Antargaz Luxembourg S.A.

(8) A nominal share is held by each of Lon R. Greenberg, Donald J. Groth, Matthew A. Woodward, Eric Naddeo and HC Conseil EURL ( Mr. Hervé Couffin).

(9) The remaining 1% is owned by UGI Bordeaux Holdings, Inc.

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